Exhibit 107
Calculation of Filing Fee Tables

FORM S-4
(Form Type)

AG MORTGAGE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1 — Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c) 457(f)(1)	9,242,862(1)	N/A	$65,162,177	0.00011020	$7,181

(1)Represents the estimated maximum number of shares of common stock, $0.01 par value per share, of AG Mortgage Investment Trust, Inc. (“MITT” and such shares, the “MITT Common Stock”) to be issuable upon the completion of the transactions described herein. The aggregate number of shares of MITT Common Stock being registered is based on (a) 6,161,908 shares of common stock, $0.01 par value per share, of Western Asset Mortgage Capital Corporation (“WMC” and such shares, the “WMC Common Stock”) outstanding as of August 9, 2023, which includes 123,896 shares of WMC Common Stock underlying restricted stock units, multiplied by (b) an exchange ratio of 1.50 shares of MITT Common Stock for each share of WMC Common Stock.

(2)Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of shares of MITT Common Stock was calculated in accordance with Rule 457(c) under the Securities Act and is based on the product of (x) $10.58 per share (the average of the high and low prices per share of WMC Common Stock as reported on the New York Stock Exchange on August 29, 2023), multiplied by (y) 6,161,908, the estimated maximum number of shares of WMC Common Stock that may be converted in the merger described herein.

(3)The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.